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EXHIBIT 10.7
                              CONSULTING AGREEMENT



     AGREEMENT, dated November 1, 1996, by and between MIKE'S ORIGINAL, INC., a Delaware corporation (the "Company") and ALMA MANAGEMENT CORP., a domestic corporation (the "Consultant").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to retain the Consultant because of the extensive knowledge, experience and abilities with respect to the business being conducted by the Company and possessed by the principals of the Consultant, including Alan Olstein (the "Principals"), and the Company considers that the advice of the Consultant and its Principals will be important to the continued success of the Company, and the Consultant is willing to accept a retainer with the Company as a consultant and to provide to the Company the services of the Principals, upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the Company and the Consultant hereby agree as follows:

Section 1.     Consulting Period.

     (a) The Company hereby engages the Consultant to furnish the advisory and consulting services specified herein, and the Consultant hereby accepts such engagement and agrees to provide such services, on the terms and conditions herein set forth, for a one (1) year period commencing on November 1, 1996 (the "Closing Date") and ending on October 31, 1997 (the "Consulting Period").

     (b) Notwithstanding the foregoing, the Consulting Period may be terminated by the Company:

          (i)  Upon the date of death of both Principals;

          (ii) Upon the Company's sending to the Consultant or to the Principals written notice terminating the same for Just Cause. For purposes of this Agreement, "Just Cause" shall include, but not be limited to, (A) action by the Consultant or the Principals involving dishonesty or fraud detrimental to the Company; (B) either Principal's conviction of a felony; (C) either Principal's substance abuse, including without limitation, alcoholism or drug addiction, as determined by the judgment of a physician selected in good faith by the Board of Directors of the Company; (D) any violation in a material respect of any of the provisions of Sections 4 or 5 hereof; or (E) any material failure by the Consultant or the Principals to perform their duties in accordance with this Agreement (other than by reason of physical or mental disability of the Principals), provided the Consultant shall first have been given written notice of such failure and the Consultant and the Principals shall not have corrected or caused to be corrected such failure within 30 days from such notice.
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     (c) In the  event  the  Company  terminates  one  of  the  Principals,  the
Consulting Fee shall be reduced by one half. In the event the Company terminates either the Consultant or both Principals, no further compensation will be payable hereunder.

Section 2.     Consulting Services.

     (a) During the Consulting Period, the Consultant shall and shall cause the Principals to furnish the Company with advisory and consulting services to be reasonably determined by the Company respecting sales, marketing and distribution matters and operations of the Company and/or any current or future parent of the Company ("parent") or of any current or future subsidiary of ("subsidiary"), or corporation affiliated with ("affiliate"), the Company as well as such other advisory and consulting services within the areas of the Consultant's expertise as may be reasonably determined from time to time by the Company. Consultant shall cause the principals to develop and inform the Company of any and all potential business opportunities that the Consultant may devise as well as assisting the Company in the implementation of these opportunities. The Company may select which of the Principals shall provide specified services to the Company. For the purpose of this Agreement, the term "Company" shall include also any corporation which is a successor in interest to the Company, whether by reason of merger, consolidation, and/or purchase or acquisition of substantially all of the Company's assets or otherwise.

     (b) During the Consulting Period, the Consultant shall cause the Principals to be available to furnish advisory and consulting services hereunder, at the request of the Company, during normal business hours on a part-time basis, not to exceed 20 hours per week but no less than 15 hours unless agreed to in writing. In performing such duties, the Consultant agrees that if necessary, upon request of the Company, that the Principals shall be available to furnish consulting and advisory services to the Company by telephone at mutually agreeable times.

Section 3.     Compensation and Expenses.

     (a) Subject to the provisions of this Agreement, as compensation for its services and covenants hereunder, the Company shall pay to the Consultant during the Consulting Period, a fee at the rate of $50,000 per annum, payable in equal bi-weekly installments of $1,923.00 each (the foregoing fee being herein referred to as the "Consulting Fee").

     (b) As further compensation, Consultant shall receive five year options to purchase 200,000 shares of the Company's Common Stock at $1.00 per share vesting over an eighteen month period commencing on the date hereof. One-third shall vest within six months of the date hereof, two-thirds within twelve months, and the remaining one-third in eighteen months.

     (c) The Company will reimburse the Consultant and the Principals for all reasonable, actual out-of-pocket expenses previously approved in writing incurred by it or them in the performance of duties hereunder at the request of

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the Company, either upon presentation of properly itemized charges, receipts and similar documentation or otherwise in accordance with policies or practices established from time to time by the Board of Directors of the Company.

     (d) Notwithstanding anything contained herein to the contrary, the Consultant shall be an independent contractor and shall not be considered an employee of the Company for any purpose whatsoever, including, but not limited to, medical, health or accident insurance or plans, retirement or pension plans or benefits; incentive, bonus or similar plans; sick, disability or vacation pay or allowances; withholding, social security or other employer contributions; and the use of credit cards.

Section 4.     Assignment.

     This Consulting Agreement shall not be assigned by either party hereto except that the Company may assign its rights hereunder to any parent, subsidiary or affiliate or to any successor in interest of the Company whether by merger, consolidation, purchase or acquisition of substantially all of the Company's assets or otherwise.

Section 5.     Notices.

     All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if mailed, by prepaid, first-class, registered or certified mail, return receipt requested, delivered by a nationally recognized overnight courier service or sent by facsimile transmission electronically confirmed during normal business hours, and addressed as follows:

          (a)  If to the Company:

               Mike's Original, Inc.
               131 Jericho Turnpike
               Jericho, New York 11753
               Fax No: (516) 334-2292

               with copy to:

               Blau, Kramer, Wactlar & Lieberman, P.C.
               100 Jericho Quadrangle
               Jericho, New York 11753
               Attn:  David H. Lieberman, Esq.
               Fax No.: (516) 822-4824

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          (b)  If to the Consultant:

               Alma Management Co.
               c/o Alan Olstein
               63 Downing Street
               New York, New York 10014
               Fax No:

               with copy to:

               Wallach, Turkish & Wallach
               50 Broadway
               25th Floor
               New York, New York 10004
               Fax No: 212-742-4219

Section 6.     Miscellaneous.

     This Agreement represents the entire understanding of the parties hereto relating to the retention of the Consultant as a consultant to the Company, and the terms and provisions of this Agreement may not be modified or amended, except in writing. Any failure or delay on the part of either party in exercising any power or right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. The headings in this Agreement are for convenience of reference only and shall not be considered as part of this Agreement nor limit or otherwise affect the meaning thereof. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, without regard to its conflicts of laws or rules. Any disputes or litigation arising out of this Agreement shall be litigated in the Supreme Court of the State of New York, Nassau County and it shall be the understanding of the parties that by entering this agreement, they consent to the jurisdiction of the Supreme Court of the State of New York, Nassau County.


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     IN WITNESS  WHEREOF,  the parties hereto have duly executed this Consulting
Agreement on the day and year first above written.

                                           MIKE'S ORIGINAL, INC.

                                           By: /s/ Michael Rosen
                                           _______________________________
                                           Michael Rosen
                                           Chairman, President and Chief
                                           Executive Officer
Consented and Agreed to:
the Principal
                                           ALMA MANAGEMENT CORP.
/s/ Alan Olstein
________________________
                                           By: /s/ Alan Olstein
                                           ________________________________
                                           Name: Alan Olstein
                                           Title: